UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

SPERO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38266	46-4590683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 242-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2026, Spero Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Open Market Sale Agreement℠ (the “Sale Agreement”) with Jefferies LLC, as agent (“Jefferies”), pursuant to which the Company may offer and sell shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), from time to time through Jefferies (the “Offering”). The Company has filed a universal shelf Registration Statement on Form S-3 (“Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the offer and sale of up to a maximum aggregate offering price of $300,000,000 in debt securities, common stock, preferred stock, depositary shares, subscription rights, units and/or warrants (the “Securities”) and, forming a part of such Registration Statement, a sale agreement prospectus in connection with the Offering (the “Sale Agreement Prospectus”). The Registration Statement is not yet effective, and no sales may be made under the Registration Statement or Sale Agreement Prospectus until such time as the Registration Statement is declared effective. Once the Registration Statement is effective, the Company may offer and sell Shares pursuant to the Sale Agreement Prospectus of up to a maximum aggregate offering price of $100,000,000 from time to time under the Sale Agreement with Jefferies.

Sales of the Shares, if any, under the Sale Agreement Prospectus will be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific amount of securities, but will act as sales agent using commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Jefferies for sales of the Shares sold pursuant to the Sale Agreement will be an amount up to 3.0% of the aggregate gross proceeds of any Shares sold under the Sale Agreement. The Sale Agreement contains customary representations, warranties, covenants and agreements, indemnification obligations of the Company and Jefferies, including for liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and termination provisions. The representations, warranties and covenants contained in the Sale Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Sale Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Sale Agreement Prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 8.01	Other Events.

As previously disclosed, on March 11, 2021, the Company entered into a Controlled Equity Offering℠ Sales Agreement (the “Cantor Sales Agreement”) with Cantor Fitzgerald & Co., as agent (“Cantor”), pursuant to which the Company could offer and sell shares of Common Stock from time to time through Cantor (the “Cantor ATM Offering”). The Company filed a prospectus with the SEC on March 15, 2024 in connection with the Cantor ATM Offering (the “Cantor Prospectus”). The Cantor Prospectus was filed under a universal shelf Registration Statement on Form S-3 filed with the SEC on March 15, 2024, which became effective on March 22, 2024. Pursuant to the Cantor Prospectus, the Company could offer and sell shares of Common Stock of up to a maximum aggregate offering price of $75,000,000 under the Cantor Sales Agreement.

The Company terminated the Cantor Sales Agreement effective as of August 28, 2026. The Company did not incur any termination penalties as a result of the termination of the Cantor Sales Agreement. As of the effective date of the termination of the Cantor Sales Agreement, the Company had sold no shares of Common Stock pursuant to the

Cantor Sales Agreement during the fiscal years ended December 31, 2025 and 2024. The termination of the Cantor Sales Agreement terminated any future sales of Common Stock through the Cantor ATM Offering pursuant to the Cantor Prospectus.

A copy of the Cantor Sales Agreement was filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated August 28, 2026, by and between Spero Therapeutics, Inc. and Jefferies LLC (incorporated by reference as Exhibit 1.2 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on August 28, 2026).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: August 28, 2026	By:	/s/ Esther Rajavelu
Esther Rajavelu
Chief Executive Officer and Chief Financial Officer